FUNDS ESCROW AGREEMENT


          This Agreement is dated as of the 16th day of November, 2006 among Joystar, Inc., a California corporation (the "Company"), the Subscribers identified on Schedule A hereto (each a "Subscriber" and collectively "Subscribers"), and Grushko & Mittman, P.C. (the "Escrow Agent"):

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Company and Subscribers have entered into a Subscription Agreement calling for the sale by the Company to the Subscriber of shares of the Company's no par value Common Stock and Warrants for an aggregate purchase price of up to $2,500,000 in the amounts set forth on Schedule A hereto; and

         WHEREAS, the parties hereto require the Company to deliver the Shares and Warrants against payment therefor, with such Shares, Warrants and the Escrowed Funds to be delivered to the Escrow Agent, along with the other documents, instruments and payments hereinafter described, to be held in escrow and released by the Escrow Agent in accordance with the terms and conditions of this Agreement; and

         WHEREAS, the Escrow Agent is willing to serve as escrow agent pursuant to the terms and conditions of this Agreement;

         NOW THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                 INTERPRETATION

         1.1. Definitions. Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement shall have the meanings given to such terms in the Subscription Agreement. Whenever used in this Agreement, the following terms shall have the following respective meanings:

                  (a) "Agreement" means this Agreement and all amendments made hereto and thereto by written agreement between the parties;

                  (b) "Broker" shall have the meaning set forth in Section 8(a) of the Subscription Agreement;

                  (c) "Broker's Fees" shall have the meaning set forth in
Section 8(a) of the Subscription Agreement;

                  (d) "Broker's Warrants" shall have the meaning set forth in
Section 8(b) of the Subscription Agreement;

                  (e) "Closing Date" shall have the meaning set forth in
Section 1 of the Subscription Agreement;

                  (f) "Escrowed Payment" means an aggregate cash payment of up to $2,500,000 which is the Purchase Price;

                  (g) "Legal Fees" shall have the meaning set forth in Section 8(c) of the Subscription Agreement;

                  (h) "Legal Opinion" means the original signed legal opinion referred to in Section 6 of the Subscription Agreement;

                  (i) "Limited Standstill Agreement" shall have the meaning set forth in Section 9(q) of the Subscription Agreement;

                  (j) "Shares" shall have the meaning set forth in Section 1 of the Subscription Agreement;

                  (k) "Purchase Price" shall mean up to $2,500,000;

                  (l) "Subscription Agreement" means the Subscription Agreement (and the exhibits thereto) entered into or to be entered into by the Company and Subscribers in reference to the sale and purchase of the Notes and Warrants;

                  (m) "Warrants" shall have the meaning set forth in Section 3 of the Subscription Agreement;

                  (n) Collectively, the executed Subscription Agreement, Shares, Legal Opinion, Warrants, Broker's Fees, Broker's Warrants, Limited Standstill Agreements, and Legal Fees are referred to as "Company Documents"; and

                  (o) Collectively, the Escrowed Payment and the executed Subscription Agreement are referred to as "Subscriber Documents".

         1.2. Entire Agreement. This Agreement along with the Company Documents and the Subscriber Documents constitute the entire agreement between the parties hereto pertaining to the Company Documents and Subscriber Documents and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no warranties, representations and other agreements made by the parties in connection with the subject matter hereof except as specifically set forth in this Agreement, the Company Documents and the Subscriber Documents.

         1.3. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word "person" includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

         1.4. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

         1.5. Headings. The division of this Agreement into articles, sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         1.6. Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party (which shall be the party which receives an award most closely resembling the remedy or action sought) shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

         1.7. Specific Enforcement, Consent to Jurisdiction. The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injuction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 1.6 hereof, each of the Company and Subscriber hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

                                   ARTICLE II

                         DELIVERIES TO THE ESCROW AGENT

         2.1. Company Deliveries. On or before the Closing Date, the Company shall deliver the Company Documents to the Escrow Agent.

         2.2. Subscriber Deliveries. On or before the Closing Date, each Subscriber shall deliver to the Escrow Agent such Subscriber's portion of the Purchase Price and the executed Subscription Agreement. The Escrowed Payment will be delivered pursuant to the following wire transfer instructions:

                             [INTENTIONALLY OMITTED]

         2.3. Intention to Create Escrow Over Company Documents and Subscriber Documents. The Subscriber and Company intend that the Company Documents and Subscriber Documents shall be held in escrow by the Escrow Agent pursuant to this Agreement for their benefit as set forth herein.

         2.4. Escrow Agent to Deliver Company Documents and Subscriber Documents. The Escrow Agent shall hold and release the Company Documents and Subscriber Documents only in accordance with the terms and conditions of this Agreement.

                                   ARTICLE III

              RELEASE OF COMPANY DOCUMENTS AND SUBSCRIBER DOCUMENTS

         3.1. Release of Escrow. Subject to the provisions of Section 4.2, the Escrow Agent shall release the Company Documents and Subscriber Documents as follows:

                  (a) On the Closing Date, the Escrow Agent will simultaneously release the Company Documents to the Subscriber and release the Subscriber Documents to the Company except that the Broker's Fee and Broker's Warrants will be released to the recipients identified in Section 8 of the Subscription Agreement, and the Legal Fees will be released to the Subscriber's attorneys.

                  (b) All funds to be delivered to the Company shall be delivered pursuant to the wire instructions to be provided in writing by the Company to the Escrow Agent.

                  (c) Notwithstanding the above, upon receipt by the Escrow Agent of joint written instructions ("Joint Instructions") signed by the Company and the Subscriber, it shall deliver the Company Documents and Subscriber Documents in accordance with the terms of the Joint Instructions.

                  (d) Notwithstanding the above, upon receipt by the Escrow Agent of a final and non-appealable judgment, order, decree or award of a court of competent jurisdiction (a "Court Order"), the Escrow Agent shall deliver the Company Documents and Subscriber Documents in accordance with the Court Order. Any Court Order shall be accompanied by an opinion of counsel for the party presenting the Court Order to the Escrow Agent (which opinion shall be satisfactory to the Escrow Agent) to the effect that the court issuing the Court Order has competent jurisdiction and that the Court Order is final and non-appealable.

         3.2. Acknowledgement of Company and Subscriber; Disputes. The Company and the Subscriber acknowledge that the only terms and conditions upon which the Company Documents and Subscriber Documents are to be released are set forth in Sections 3 and 4 of this Agreement. The Company and the Subscriber reaffirm their agreement to abide by the terms and conditions of this Agreement with respect to the release of the Company Documents and Subscriber Documents. Any dispute with respect to the release of the Company Documents and Subscriber Documents shall be resolved pursuant to Section 4.2 or by agreement between the Company and Subscriber.

                                   ARTICLE IV

                           CONCERNING THE ESCROW AGENT

         4.1. Duties and Responsibilities of the Escrow Agent. The Escrow Agent's duties and responsibilities shall be subject to the following terms and conditions:

                  (a) The Subscriber and Company acknowledge and agree that the Escrow Agent (i) shall not be responsible for or bound by, and shall not be required to inquire into whether either the Subscriber or Company is entitled to receipt of the Company Documents and Subscriber Documents pursuant to, any other agreement or otherwise; (ii) shall be obligated only for the performance of such duties as are specifically assumed by the Escrow Agent pursuant to this Agreement; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by the Escrow Agent in good faith to be genuine and to have been signed or presented by the proper person or party, without being required to determine the authenticity or correctness of any fact stated therein or the propriety or validity or the service thereof;
(iv) may assume that any person believed by the Escrow Agent in good faith to be authorized to give notice or make any statement or execute any document in connection with the provisions hereof is so authorized; (v) shall not be under any duty to give the property held by Escrow Agent hereunder any greater degree of care than Escrow Agent gives its own similar property; and (vi) may consult counsel satisfactory to Escrow Agent, the opinion of such counsel to be full and complete authorization and protection in respect of any action taken, suffered or omitted by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel.

                  (b) The Subscriber and Company acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and that the Escrow Agent shall not be liable for any action taken by Escrow Agent in good faith and believed by Escrow Agent to be authorized or within the rights or powers conferred upon Escrow Agent by this Agreement. The Subscriber and Company, jointly and severally, agree to indemnify and hold harmless the Escrow Agent and any of Escrow Agent's partners, employees, agents and representatives for any action taken or omitted to be taken by Escrow Agent or any of them hereunder, including the fees of outside counsel and other costs and expenses of defending itself against any claim or liability under this Agreement, except in the case of gross negligence or willful misconduct on Escrow Agent's part committed in its capacity as Escrow Agent under this Agreement. The Escrow Agent shall owe a duty only to the Subscriber and Company under this Agreement and to no other person.

                  (c) The Subscriber and Company jointly and severally agree to reimburse the Escrow Agent for outside counsel fees, to the extent authorized hereunder and incurred in connection with the performance of its duties and responsibilities hereunder.

                  (d) The Escrow Agent may at any time resign as Escrow Agent hereunder by giving five (5) days prior written notice of resignation to the Subscriber and the Company. Prior to the effective date of the resignation as specified in such notice, the Subscriber and Company will issue to the Escrow Agent a Joint Instruction authorizing delivery of the Company Documents and Subscriber Documents to a substitute Escrow Agent selected by the Subscriber and Company. If no successor Escrow Agent is named by the Subscriber and Company, the Escrow Agent may apply to a court of competent jurisdiction in the State of New York for appointment of a successor Escrow Agent, and to deposit the Company Documents and Subscriber Documents with the clerk of any such court.

                  (e) The Escrow Agent does not have and will not have any interest in the Company Documents and Subscriber Documents, but is serving only as escrow agent, having only possession thereof. The Escrow Agent shall not be liable for any loss resulting from the making or retention of any investment in accordance with this Escrow Agreement.

                  (f) This Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent thereto and no implied duties or obligations shall be read into this Agreement.

                  (g) The Escrow Agent shall be permitted to act as counsel for the Subscriber in any dispute as to the disposition of the Company Documents and Subscriber Documents, in any other dispute between the Subscriber and Company, whether or not the Escrow Agent is then holding the Company Documents and Subscriber Documents and continues to act as the Escrow Agent hereunder.

                  (h) The provisions of this Section 4.1 shall survive the resignation of the Escrow Agent or the termination of this Agreement.

         4.2. Dispute Resolution: Judgments. Resolution of disputes arising under this Agreement shall be subject to the following terms and conditions:

                  (a) If any dispute shall arise with respect to the delivery, ownership, right of possession or disposition of the Company Documents and Subscriber Documents, or if the Escrow Agent shall in good faith be uncertain as to its duties or rights hereunder, the Escrow Agent shall be authorized, without liability to anyone, to (i) refrain from taking any action other than to continue to hold the Company Documents and Subscriber Documents pending receipt of a Joint Instruction from the Subscriber and Company, or (ii) deposit the Company Documents and Subscriber Documents with any court of competent jurisdiction in the State of New York, in which event the Escrow Agent shall give written notice thereof to the Subscriber and the Company and shall thereupon be relieved and discharged from all further obligations pursuant to this Agreement. The Escrow Agent may, but shall be under no duty to, institute or defend any legal proceedings which relate to the Company Documents and Subscriber Documents. The Escrow Agent shall have the right to retain counsel if it becomes involved in any disagreement, dispute or litigation on account of this Agreement or otherwise determines that it is necessary to consult counsel.

                  (b) The Escrow Agent is hereby expressly authorized to comply with and obey any Court Order. In case the Escrow Agent obeys or complies with a Court Order, the Escrow Agent shall not be liable to the Subscriber and Company or to any other person, firm, corporation or entity by reason of such compliance.

                                    ARTICLE V

                                 GENERAL MATTERS

         5.1. Termination. This escrow shall terminate upon the release of all of the Company Documents and Subscriber Documents or at any time upon the agreement in writing of the Subscriber and Company.

         5.2. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

(a) If to the Company, to:

                           Joystar, Inc.
                           95 Argonaut Street, First Floor
                           Alisa Viejo, CA 92656
                           Attn: William M. Alverson, CEO
                           Fax: (949) 837-8695

    With a copy by telecopier only to:

                           Iwona Alami, Esq.
                           620 Newport Center Drive, Suite 1100
                           Newport Beach, CA 92660
                           Fax: (949) 495-9927

(b) If to the Subscribers, to: the addresses and fax numbers listed on Schedule A hereto

(c) If to the Broker, to:

                          First Montauk Securities Corp.
                          328 Newman Springs Road
                          Red Bank, NJ 07701
                          Attn: Ernest Pellegrino, Director of Corporate Finance
                          Fax: (732) 842-9047

(d) If to the Escrow Agent, to:

                          Grushko & Mittman, P.C.
                          551 Fifth Avenue, Suite 1601
                          New York, New York 10176
                          Fax: 212-697-3575
or to such other address as any of them shall give to the others by notice made pursuant to this Section 5.2.

         5.3. Interest. The Escrowed Payment shall not be held in an interest bearing account nor will interest be payable in connection therewith. In the event the Escrowed Payment is deposited in an interest bearing account, each Subscriber shall be entitled to receive its pro rata portion of any accrued interest thereon, but only if the Escrow Agent receives from such Subscriber the Subscriber's United States taxpayer identification number and other requested information and forms.

         5.4. Assignment; Binding Agreement. Neither this Agreement nor any right or obligation hereunder shall be assignable by any party without the prior written consent of the other parties hereto. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns.

         5.5. Invalidity. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

         5.6. Counterparts/Execution. This Agreement may be executed in any number of counterparts and by different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission and delivered by facsimile transmission.

         5.7. Agreement. Each of the undersigned states that he has read the foregoing Funds Escrow Agreement and understands and agrees to it.

                                JOYSTAR, INC.
                                the "Company"


                                By: /s/ William Alverson
                                    --------------------
                                    Name: William Alverson
                                    Title: Chief Executive Officer


                                ESCROW AGENT:


                                    /s/ Edward Grushko
                                    ------------------
                                    GRUSHKO & MITTMAN, P.C.


                      SCHEDULE A TO FUNDS ESCROW AGREEMENT

----------------------------------------------- ------------------- --------------------- ------------------- ------------------
SUBSCRIBER                                      PURCHASE PRICE      SHARES OF COMMON      SERIES A WARRANTS   SERIES B WARRANTS
                                                                    STOCK
----------------------------------------------- ------------------- --------------------- ------------------- ------------------
WHALEHAVEN CAPITAL FUND LIMITED                 $400,000.00         640,000               160,000             160,000
c/o FWS Capital Ltd.
14 Par-Laville Road-3rd Floor
Hamilton, Bermuda HM08
Fax (441) 295-5262
----------------------------------------------- ------------------- --------------------- ------------------- ------------------
NITE CAPITAL, L.P.                              $200,000.00         320,000               80,000              80,000
100 East Cook Avenue, Ste. 201
Libertyville, IL 60048
Fax: (847) 968-2648
----------------------------------------------- ------------------- --------------------- ------------------- ------------------
CRESCENT INTERNATIONAL                          $300,000.00         480,000               120,000             120,000
C/o Cantara (Switzerland) SA 84, Av.
Louis-Casai
CH 1216 COINTRIN
Switzerland
Fax: 011-41-22-791-7171
----------------------------------------------- ------------------- --------------------- ------------------- ------------------
ICON CAPITAL                                    $100,000.00         160,000               40,000              40,000
2050 Crown Pointe Pkwy., Suite 200
Atlanta, GA 30338
----------------------------------------------- ------------------- --------------------- ------------------- ------------------
JEROME BELSON                                   $150,000.00         240,000               60,000              60,000
495 Broadway
New York, NY 10012
Fax: (212) 941-9790
----------------------------------------------- ------------------- --------------------- ------------------- ------------------
ROBERT KARSTEN                                  $125,000.00         200,000               50,000              50,000
121 East 60th Street
New York, NY 10022
Fax: (212) 838-5289
----------------------------------------------- ------------------- --------------------- ------------------- ------------------
DANIEL J. WALSH                                 $100,000.00         160,000               40,000              40,000
131 Mineola Blvd.
Mineola, NY 11501
Fax: (516) 248-5319
----------------------------------------------- ------------------- --------------------- ------------------- ------------------
MARTIN BECK                                     $50,000.00          80,000                20,000              20,000
614 N June Street
Los Angeles, CA 90004
Fax: (323) 461-7446
----------------------------------------------- ------------------- --------------------- ------------------- ------------------
KEVIN J. MARTIN                                 $100,000.00         160,000               40,000              40,000
131 Mineola Blvd.
Mineola, NY 11501
Fax: (480) 538-1657
----------------------------------------------- ------------------- --------------------- ------------------- ------------------
PAUL BECKER                                     $75,000.00          120,000               30,000              30,000
222 Wellington Rd.
Mineola, NY 11501
Fax: (516) 248-5319
----------------------------------------------- ------------------- --------------------- ------------------- ------------------
SUSAN BRAUSER                                   $100,000.00         160,000               40,000              40,000
200 W 79th St., Apt. 15R
New York, NY 10024
Fax: (212) 243-6014
----------------------------------------------- ------------------- --------------------- ------------------- ------------------
E. GERALD KAY                                   $100,000.00         160,000               40,000              40,000
3 Isabella Place
Glen Rock, NJ 07452
Fax: (973) 926-1735
----------------------------------------------- ------------------- --------------------- ------------------- ------------------
SCOTT EAGLE                                     $75,000.00          120,000               30,000              30,000
914 Continental Drive
Menlo Park, CA 04025
Fax: (650)  980-1632
----------------------------------------------- ------------------- --------------------- ------------------- ------------------
BARRY BERGER                                    $62,500.00          100,000               25,000              25,000
610 East Gilbert
Tempe, AZ 85281
Fax: (212) 697-9500
----------------------------------------------- ------------------- --------------------- ------------------- ------------------
KEVIN W. HURLEY AND JEANINE HURLEY              $50,000.00          80,000                20,000              20,000
3 Port Court
Manorville, NY 11949
Fax: (631) 898-2551
----------------------------------------------- ------------------- --------------------- ------------------- ------------------
STEVEN KELLEY                                   $20,000.00          32,000                8,000               8,000
8982 Becker
Allen Park, MI 48101
Fax: (313) 386-3414
----------------------------------------------- ------------------- --------------------- ------------------- ------------------
TOTALS                                          $2,007,500.00       3,212,000             803,000             803,000
----------------------------------------------- ------------------- --------------------- ------------------- ------------------